Exhibit 4.2

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 12, 2004, among the entities listed on Annex A hereto (each a “New Subsidiary Guarantor” and each a “Subsidiary Guarantor” (as defined in the Indenture)), each of which is a Subsidiary of AmeriPath, Inc., a Delaware corporation (the “Company”), the Company, AmeriPath Holdings, Inc., a Delaware corporation (“Holdings”), the other Subsidiary Guarantors and U.S. Bank National Association, as Trustee under the Indenture (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 27, 2003, providing for the issuance of 10-½% Senior Subordinated Notes due 2013 (the “Securities”);

WHEREAS, pursuant to Section 4.11 of the Indenture, the Company is required to cause each Foreign Restricted Subsidiary that Guarantees any other Indebtedness of the Company and each Domestic Restricted Subsidiary that Incurs any Indebtedness (other than in the case of any Consolidated Managed Subsidiary, Indebtedness owed to the Company or any Subsidiary Guarantor) to execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in the Indenture;

WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, each of the New Subsidiary Guarantors is a direct or indirect Subsidiary of the Company as set forth on Annex A hereto.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Subsidiary Guarantor, Holdings, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

SECTION 1.  Capitalized Terms.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2.  Guaranties.  Each New Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally with the other Subsidiary Guarantors, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each New Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Supplemental Indenture notwithstanding any extension or renewal of any Guaranteed Obligation.

Each New Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each New Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.  The obligations of each New Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, this Supplemental Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, this Supplemental Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) except as set forth in Section 11.06 of the Indenture, any change in the ownership of such Subsidiary Guarantor.

Each New Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

The Subsidiary Guaranties of the New Subsidiary Guarantors are, to the extent and in the manner set forth in Article 12 of the Indenture, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of such Subsidiary Guarantors and such Subsidiary Guaranties are made subject to the provisions of the Indenture.

Except as expressly set forth in Section 8.01(b), 11.02 and 11.06 of the Indenture, the obligations of each New Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each New Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, this Supplemental Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilfull or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each New Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise

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be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any New Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each New Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each New Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12 of the Indenture.  Each New Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 of the Indenture for the purposes of such Subsidiary Guarantor’s Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Supplemental Indenture.

Each New Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 2.

SECTION 3.  Limitation on Liability.  Any term or provision of this Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations by any New Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Supplemental Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 4.  Successors and Assigns.  This Supplemental Indenture shall be binding upon each New Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Supplemental Indenture.

SECTION 5.  No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental

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Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture at law, in equity, by statute or otherwise.

SECTION 6.  Modification.  No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by any New Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any New Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 7.  Release.  Upon

(i)            the sale (including any sale pursuant to any exercise of remedies by a holder of Senior Indebtedness of the Company or of such New Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a New Subsidiary Guarantor,

(ii)           the sale or disposition of all or substantially all the assets of a New Subsidiary Guarantor or

(iii)          upon the designation of a New Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to the terms of the Indenture,

such New Subsidiary Guarantor shall be deemed released from all obligations under this Supplemental Indenture without any further action required on the part of the Trustee or any Holder, in each case other than a sale or disposition to Parent or a Subsidiary of Parent, provided, however, in the case of clauses (i) and (ii) above, the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06 of the Indenture.

SECTION 8.  Contribution.  The New Subsidiary Guarantors shall be entitled upon payment in full of all guarantied obligations under this Supplemental Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 9.  Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 10.  No Recourse Against Others.  A director, officer, employee, incorporator, partner, stockholder, member or manager, as such, of any New Subsidiary Guarantor shall not have any liability for any obligations of Parent or the Company under the Securities or the Indenture or of such New Subsidiary Guarantor under its Subsidiary Guaranty, the Indenture or this Supplemental Indenture or for any claim based on, in respect of or by reason

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of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 11.  Multiple Originals.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.

SECTION 12.  Headings.  The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

AMERIPATH HOLDINGS, INC.

By:	/s/ SCOTT MACKESY
Name: Scott Mackesy
Title: Vice President, Treasurer and Secretary

AMERIPATH, INC.

By:	/s/ DAVID L. REDMOND
Name: David L. Redmond
Title: Executive Vice President and CFO

3-GEN DIAGNOSTIC LABORATORIES, INC. (a Utah corporation)
AMERIPATH 5.01(a) CORPORATION (a Texas not-for-profit corporation)
AMERIPATH CINCINNATI, INC. (an Ohio corporation)
AMERIPATH CLEVELAND, INC. (an Ohio corporation)
AMERIPATH CONSOLIDATED LABS, INC. (a Florida corporation)
AMERIPATH KENTUCKY, INC. (a Kentucky corporation)
AMERIPATH LUBBOCK 5.01(a) CORPORATION (a Texas not-for-profit corporation)
AMERIPATH MARKETING USA, INC. (a Florida corporation)
AMERIPATH MICHIGAN, INC. (a Michigan corporation)
AMERIPATH MISSISSIPPI, INC. (a Mississippi corporation)
AMERIPATH NEW ENGLAND, INC. (a Delaware corporation)
AMERIPATH NORTH CAROLINA, INC. (a North Carolina corporation)
AMERIPATH OHIO, INC. (a Delaware corporation)
AMERIPATH PAT 5.01(a) CORPORATION (a Texas not-for-profit corporation)
AMERIPATH PCC, INC. (an Ohio corporation)
AMERIPATH PHILADELPHIA, INC. (a New Jersey corporation)
AMERIPATH SC, INC. (a South Carolina corporation)
AMERIPATH SEVERANCE 5.01(a) CORPORATION (a Texas not-for-profit corporation)
AMERIPATH YOUNGSTOWN LABS, INC. (an Ohio corporation)

[Signature Page to the Supplemental Indenture]

AMERIPATH YOUNGSTOWN, INC. (an Ohio corporation)
ANATOMIC PATHOLOGY SERVICES, INC. (an Oklahoma corporation)
ARIZONA PATHOLOGY GROUP, INC. (an Arizona corporation)
ARLINGTON PATHOLOGY ASSOCIATION 5.01(a) CORPORATION (a Texas not-for-profit corporation)
CPA I, INC. (a Tennessee corporation)
CPA II, INC. (a Tennessee corporation)
DERMATOPATHOLOGY SERVICES, INC. (an Alabama corporation)
DFW 5.01(a) CORPORATION (a Texas not-for-profit corporation)
KAILASH B. SHARMA, M.D., INC. (a Georgia corporation)
NAPA 5.01(a) CORPORATION (a Texas not-for-profit corporation)
OCMULGEE MEDICAL PATHOLOGY ASSOCIATION, INC. (a Georgia corporation)
PCA OF COLUMBUS, INC. (a Tennessee corporation)
PCA OF DENVER, INC. (a Tennessee corporation)
PCA OF LOS GATOS, INC. (a Tennessee corporation)
PCA OF MEMPHIS, INC. (a Tennessee corporation)
PCA OF NASHVILLE, INC. (a Tennessee corporation)
PCA OF ST. LOUIS II, INC. (a Tennessee corporation)
PCA SOUTHEAST II, INC. (a Tennessee corporation)
PETER G. KLACSMANN, M.D., INC. (a Georgia corporation)

SHARON G. DASPIT, M.D., INC. (a Georgia corporation)
SHOALS PATHOLOGY ASSOCIATES, INC. (an Alabama corporation)
SIMPSON PATHOLOGY 5.01(a) CORPORATION (a Texas not-for-profit corporation)
STRIGEN, INC. (a Utah corporation)
TID ACQUISITION CORP. (a Delaware corporation)
TXAR 5.01(a) CORPORATION (a Texas not-for-profit corporation)

By:	/s/ DAVID L. REDMOND
Name: David L. Redmond
Title: Vice President

AMERIPATH INDIANA, LLC (an Indiana limited liability company)

By:	AmeriPath, Inc.,
its Managing Member

By:	/s/ DAVID L. REDMOND
Name: David L. Redmond
Title: Executive Vice President and CFO

AMERIPATH, LLC (a Delaware limited liability company)
API NO. 2, LLC (a Delaware limited liability company)
ROCKY MOUNTAIN PATHOLOGY, L.L.C. (a Utah limited liability company)

By:	/s/ DAVID L. REDMOND
Name: David L. Redmond
Title: Sole Manager

AMERIPATH TEXAS, LP (a Delaware limited partnership)

By:	AmeriPath, LLC,
its General Partner

By:	/s/ DAVID L. REDMOND
Name: David L. Redmond
Title: Sole Manager

COLUMBUS PATHOLOGY ASSOCIATES (a Mississippi general partnership)

By:	CPA I, Inc.,
its general partner

By:	/s/ DAVID L. REDMOND
Name: David L. Redmond
Title: Vice President

NUCLEAR MEDICINE AND PATHOLOGY ASSOCIATES (a Georgia general partnership)

By:	Peter G. Klacsmann, M.D., Inc.,
its general partner

By:	/s/ DAVID L. REDMOND
Name: David L. Redmond
Title: Vice President

NEW SUBSIDIARY GUARANTORS:

AMERIPATH FLORIDA, LLC (a Delaware limited liability company)
AMERIPATH NEW YORK, LLC (a Delaware limited liability company)
AMERIPATH PENNSYLVANIA, LLC (a Pennsylvania limited liability company)
AMERIPATH WISCONSIN, LLC (a Wisconsin limited liability company)
DIAGNOSTIC PATHOLOGY MANAGEMENT SERVICES, LLC (an Oklahoma limited liability company)
O’QUINN MEDICAL PATHOLOGY ASSOCIATION, LLC (a Georgia limited liability company)

By:	AmeriPath, Inc.,
its Managing Member

By:	/s/ DAVID L. REDMOND
Name: David L. Redmond
Title: Executive Vice President and CFO

REGIONAL PATHOLOGY CONSULTANTS, LLC (a Utah limited liability company)

By:	Strigen, Inc.,
Its Managing Member

By:	/s/ DAVID L. REDMOND
Name: David L. Redmond
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ RICHARD PROKOSCH
Name: Richard Prokosch
Title: Vice President

ANNEX A

New Subsidiary Guarantors

AmeriPath Florida, LLC

AmeriPath Pennsylvania, LLC

AmeriPath Wisconsin, LLC

AmeriPath New York, LLC

Diagnostic Pathology Management Services, LLC

O’Quinn Medical Pathology, LLC

Regional Pathology Consultants, LLC